Exhibit 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 8, 2024, is entered into by and among INVACARE HOLDINGS CORPORATION, a Delaware corporation (“Parent”), INVACARE CORPORATION, an Ohio corporation (“Invacare”), FREEDOM DESIGNS, INC., a California corporation (“Freedom Designs”), MEDBLOC, INC., a Delaware corporation (“Medbloc”), INVACARE CANADA L.P., an Ontario limited partnership (“Invacare Canada”), MOTION CONCEPTS L.P., an Ontario limited partnership (“Motion Concepts”), and PERPETUAL MOTION ENTERPRISES LIMITED, an Ontario limited partnership (“Perpetual Motion”; together with Invacare, Freedom Designs, Medbloc, Invacare Canada, and Motion Concepts, each a “Borrowers”, and collectively the “Borrowers”), each Guarantor party hereto (collectively, the “Guarantors”), each Lender party hereto (collectively, the “Lenders”), and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent and as Collateral Agent (respectively, the “Administrative Agent” and the “Collateral Agent”).
RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent are party to that certain Loan and Security Agreement dated as of May 5, 2023, among the borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and White Oak Commercial Finance, LLC, as Administrative Agent and Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time immediately prior to giving effect to this Amendment, the “Existing Credit Agreement”, and, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time after the effectiveness of this Amendment, the “Credit Agreement”);
WHEREAS, the Borrowers desire that the Lenders party hereto and the other parties hereto agree to amend the Existing Credit Agreement to make certain changes to the Existing Credit Agreement as more fully set forth herein, which amendments shall become effective upon the Third Amendment Effective Time (as defined below);
WHEREAS, the Guarantors agree that all of Borrowers’ obligations under the Credit Facility are and shall continue to be guaranteed by the Guarantors, and each Guarantor has agreed to confirm the Guaranty (as defined in the Existing Credit Agreement) as set forth in the Credit Agreement;
WHEREAS, the Lenders party hereto are willing to make such changes as more fully set forth herein, in each case, subject to the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms; References. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein.
2.    Additional Advances.
(a)    Notwithstanding that all Commitments (other than to make Loans deemed made pursuant to Section 2.12(c) of the Credit Agreement in respect of Letter of Credit Disbursements, the Percentage Share of each Lender in respect thereof being reflected in Schedule I hereto) have previously terminated as of the First Amendment Effective Time pursuant to the First Amendment, (i) the Lenders have agreed to provide, severally and not jointly or jointly and severally, additional advances of Loans pursuant to the Credit Agreement on the date hereof in the amount of Fourteen Million Dollars ($14,000,000.00) (the “Third Amendment Effective Time Draw”); (ii) the Lenders have agreed to provide, if and only if the Required DDTL Approving Lenders elect in the sole and absolute discretion of such Required DDTL Approving Lenders that all Lenders shall so provide, an additional advance in the amount of Five Million Dollars ($5,000,000.00) following the satisfaction of the Third Amendment First Delayed Draw Pre-Conditions (the “Third Amendment First Delayed Draw”); and (iii) the Lenders may in their sole and absolute discretion provide, but in each case if and only if all Lenders unanimously agree to so provide, a further additional advance in the amount of up to Five Million Dollars ($5,000,000.00) (the “Third Amendment Second Delayed Draw” and, collectively with the Third Amendment First Delayed Draw and the Third Amendment Effective Time Draw, the “Third Amendment Advances”). In the sole and absolute discretion of the Required Lenders, a portion of the Third Amendment Advances may be delivered to counsel to the Lenders for the purpose of paying legal fees and expenses in accordance with the Lender Fee Letter and such Third Amendment Advances shall nevertheless be considered Third Amendment Advances even if such funds are not advanced to the Borrowers but are applied as provided therein. The Loan Parties agree that the Lenders have not committed to provide the Third Amendment First Delayed Draw or the Third Amendment Second Delayed Draw, and the Lenders agree that, if the Required DDTL Approving Lenders elect to provide the Third Amendment First Delayed Draw in the sole and absolute discretion of such Required DDTL Approving Lenders, all Lenders shall make their Percentage Share of the Third Amendment First Delayed Draw as reflected on Schedule I hereto on the date selected by the Required DDTL Approving Lenders and that any Lender’s failure to advance their Percentage Share of the Third Amendment First Delayed Draw on such date (if the Required DDTL Approving Lenders elect to make the Third Amendment First Delayed Draw) shall be deemed to be a Lender Default that renders such non-advancing Lender a Defaulting Lender. The Borrowers agree that, if the Lenders agree to provide the Third Amendment Second Delayed Draw, the Borrowers shall cause a Responsible Officer (as defined in the Term Loan Documents and the Convertible Notes Documents, respectively) of Invacare to deliver a certificate to the Term Loan Agent and the Convertible Notes Agent at least five (5) Business Days prior to the incurrence of the Third Amendment Second Delayed Draw, together with information and in the form required by the Term Loan Documents and the Convertible Notes Documents so that the Third Amendment Second Delayed Draw satisfies all respective conditions for Required Additional Debt Terms thereunder, and to certify to the Administrative

Agent and the Lenders that the Responsible Officer has done so. The Third Amendment Advances (if and when advanced), together with the Second Amendment Advance (as defined in the Second Amendment), the Additional Advance (as defined in the First Amendment), the Remaining Advance (as defined in the First Amendment), and the Pre-Assignment Principal Balance (as defined in the First Amendment), are and shall be deemed to have been made in the aggregate as a Loan to the Borrowers under the Credit Agreement and to constitute the principal balance of the Loans, in the amount of Fifty-Two Million Three Hundred Twenty-Five Thousand Eight Hundred Dollars ($52,325,800.00) (the “Pre-LC Draw Maximum Principal Obligations”), and the Principal Share of each Lender in respect of the Pre-LC Draw Maximum Principal Obligations is set forth on Schedule I hereto. Any payments or proceeds applied to the Pre-LC Draw Maximum Principal Obligations and the accrued interest thereon shall be applied (1) first to the portion thereof that do not constitute either (A) the Junior Portion of the Third Amendment First Delayed Draw or the interest thereon; or (B) the Junior Portion of the Third Amendment Second Delayed Draw or the interest thereon, (2) second to the portion thereof that constitutes the Junior Portion of the Third Amendment First Delayed Draw or the interest thereon, and (3) third to the portion thereof that constitutes the Junior Portion of the Third Amendment Second Delayed Draw. The Borrowers confirm that all Commitments remain terminated, and agree that they have requested the Third Amendment Advances to be made pursuant to the same terms as the other advances constituting the Loans;
(b)    Each Lender agrees severally and not jointly or jointly and severally that upon the effectiveness of this Amendment on the Third Amendment Effective Time each such Lender shall make the Third Amendment Effective Date Draws on the Third Amendment Effective Time in the aggregate principal amount equal to the amount of its Percentage Share indicated on Schedule I hereto of the amount of such Third Amendment Effective Date Draws, and, in each case, when made, the Third Amendment Effective Date Draws shall be added to and constitute a part of the outstanding Revolving Loans under the Credit Agreement. In each case, if and when made, the Third Amendment First Delayed Draws and Third Amendment Second Delayed Draws shall be added to and constitute a part of the outstanding Revolving Loans under the Credit Agreement.
(c)    Upon the making of the Third Amendment Advances hereunder, the Administrative Agent shall promptly update the Register to give effect to the Third Amendment Advances.
3.    Amendments. In reliance upon the representations and warranties set forth in Section 4 below and upon satisfaction of the conditions to effectiveness set forth in Section 5 below, upon the Third Amendment Effective Time, the Existing Credit Agreement is hereby amended as follows:
a.    Additional Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Capital Expenditure Cap” means $15,000,000.00.

    “CF Transition Date” means the Business Day after the earliest date that: (a) the CF Debt Obligations (as defined in the Intercreditor Agreement) are Paid in Full (as defined in the Intercreditor Agreement); or (b) the covenants in the Term Loan Documents or the Convertible Notes Documents applicable to the Transactions are either (i) no longer applicable to prohibit the Transactions; or (ii) waived or modified by the requisite CF Debt Creditors.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent and its Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent and its Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any funded indebtedness, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by Parent and its Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of noncash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “ECF Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.
“ECF Consolidated Net Income” shall mean “Consolidated Net Income” as defined on the date hereof in the Term Loan Agreement, as of May 5, 2023, without giving effect to any amendments after the date thereof, and reference to the sentences, items, clauses, or provisions of the ECF Consolidated

Net Income shall be references to the sentences, items, clauses, and provisions, respectively, in such definition of Consolidated Net Income.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount (if positive) equal to the excess of:
(a)    the sum (in each case, for Parent and its Subsidiaries on a consolidated basis), without duplication, of:
(i) ECF Consolidated Net Income for such Excess Cash Flow Period,
(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such ECF Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future Excess Cash Flow Period, the cash payment in respect thereof in such future Excess Cash Flow Period shall be subtracted from Excess Cash Flow in such future Excess Cash Flow Period),
(iii) decreases in Consolidated Working Capital,
(iv) an amount equal to the aggregate net non-cash loss on Dispositions by Parent and its Subsidiaries during such Excess Cash Flow Period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such ECF Consolidated Net Income, less:
(b)    the sum (in each case, for Parent and its Subsidiaries on a consolidated basis), without duplication (including in any subsequent Excess Cash Flow Periods), of:
(i) an amount equal to the amount of all non-cash credits included in arriving at such ECF Consolidated Net Income and cash charges included in clauses (a) through (o) of the definition of “ECF Consolidated Net Income”, except to the extent such cash charges were financed with long-term Indebtedness (other than revolving Indebtedness) (including any amounts included in ECF Consolidated Net Income pursuant to the last sentence of the definition of “ECF Consolidated Net Income” to the extent such amounts are due but not received during such Excess Cash Flow Period),
(ii) the amount of Capital Expenditures made or accrued in cash during such Excess Cash Flow Period or, at the option of the respective Loan Party, made prior to the date the Loan Parties are required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, except to the extent that such Capital Expenditures were financed with Indebtedness; provided that the amount of Capital Expenditures deducted pursuant to this clause (ii) shall not exceed the Capital Expenditure Cap in any Excess Cash Flow Period,
(iii) the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capital Leases, (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to ECF Consolidated Net Income and not in excess of the amount of such increase and (C) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent and the Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, to the extent not financed with long-term Indebtedness but excluding (I) all other prepayments of the Loans, (II) all prepayments of revolving loans and swingline loans made during such Excess Cash Flow Period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder) and (III) all such principal payments of Indebtedness to the extent financed with long-term Indebtedness,
(iv) an amount equal to the aggregate net non-cash gain on Dispositions by Parent and its Subsidiaries during such Excess Cash Flow Period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such ECF Consolidated Net Income,
(v) increases in Consolidated Working Capital,
(vi) the amount of Investments and acquisitions not prohibited by this Agreement made in cash during such Excess Cash Flow Period (including Investments made after the end of an applicable Excess Cash Flow Period), to the extent that such Investments and acquisitions were not financed with long-term Indebtedness; provided that the amount of Investments deducted pursuant to this clause (vi) shall not exceed $1,000,000 in any Excess Cash Flow Period,
(vii) the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside, payable, or reasonably estimated to be payable (without duplication) in such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining ECF Consolidated Net Income for such Excess Cash Flow Period,
(viii) cash payments by Parent and the Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Parent and its Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such Excess Cash Flow Period or are not deducted in calculating ECF Consolidated Net Income and were not financed with long term Indebtedness; provided that the amount of payments deducted pursuant to this clause (viii) shall not exceed $1,500,000 in any Excess Cash Flow Period, and
(ix) the aggregate amount of expenditures actually made by the Parent and its Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period or are not deducted (and not added back) in calculating Consolidated Net Income, to the extent that such expenditures were financed with internally generated cash flow of the Parent and its Subsidiaries.
“Excess Cash Flow Period” means each 12-month period ending each June 30, commencing with the fiscal period during which the CF Transition Date occurs.
“Junior Portion of the Third Amendment First Delayed Draw” means that portion of the Third Amendment First Delayed Draw that constitutes Revolving Credit Excess Principal Obligations under the Intercreditor Agreement.
“Junior Portion of the Third Amendment Second Delayed Draw” means that portion of the Third Amendment Second Delayed Draw that constitutes Revolving Credit Excess Principal Obligations under the Intercreditor Agreement.
“Lender Fee Letter” means that certain Confirmation of Fee Reimbursement Agreement dated as of or about the Third Amendment Effective Date, between and among one or more of the Loan Parties and Brown Rudnick LLP, as counsel to the Lenders.
“Required DDTL Approving Lenders” and “Required MIP Approving Lenders” means Required Lenders that are comprised of not less than three (3) groups of Lenders for which no Lender within any such group is affiliated with any Lender in the two (2) other groups (although such a Lender may be affiliated with other Lenders in its same group).
“Third Amendment” means that certain Third Amendment to Loan and Security Agreement dated as of April 8, 2024 by and among the Lenders, the Loan Parties, the Administrative Agent and the Collateral Agent.
“Third Amendment First Delayed Draw Pre-Conditions” means the occurrence of each of the following:
(i)     the Required DDTL Approving Lenders have agreed to provide the Third Amendment First Delayed Draw, and have not revoked such agreement;
(ii)    (a) the Term Loan Documents permit the Third Amendment First Delayed Draw to be incurred and maintained as Indebtedness secured by Liens (as “Indebtedness” and “Liens” are defined under the Term Loan Documents), the Convertible Note Documents permit the Third Amendment First Delayed Draw to be incurred and maintained as Indebtedness secured by Liens (as “Indebtedness” and “Liens” are defined under the Convertible Note Documents), the Third Amendment First Delayed Draw satisfies all qualifications for Required Additional Debt Terms as defined in the Term Loan Documents, the Third Amendment First Delayed Draw satisfies all qualifications for Required Additional Debt Terms as defined in the Convertible Note Documents, the Third Amendment First Delayed Draw is entitled to treatment as either Revolving Priority Obligations or Revolving Credit Excess Principal Obligations under the Intercreditor Agreement, and the incurrence, maintenance, and payment of the Third Amendment First Delayed Draw Loans and all other Obligations on the terms of the Loan Documents does not violate any provisions of the Term Loan Documents or the Convertible Documents; and (b) all Obligations other than the Third Amendment First Delayed Draw and the interest thereon are entitled to treatment as Revolving Priority Obligations under the Intercreditor Agreement;

(iii) a certificate of a Responsible Officer (as defined in the Term Loan Documents) of Invacare has been delivered to the Term Loan Agent at least five (5) Business Days prior to the incurrence of the Third Amendment First Delayed Draw, together with the information and in the form required by the Term Loan Documents for such Third Amendment First Delayed Draw to satisfy all conditions for Required Additional Debt Terms as defined under the Term Loan Documents;
(iv) a certificate of a Responsible Officer (as defined in the Convertible Note Documents) of Invacare has been delivered to the Convertible Notes Agent at least five (5) Business Days prior to the incurrence of the Third Amendment First Delayed Draw, together with the information and in the form required by the Convertible Notes Documents for such Third Amendment First Delayed Draw to satisfy all conditions for Required Additional Debt Terms as defined under the Convertible Notes Documents; and
(iv) the senior financial officer of the Loan Parties has delivered to the Administrative Agent and counsel for the Required DDTL Approving Lenders a certificate stating that each of the Third Amendment First Delayed Draw Pre-Conditions (specifying each one in detail) has been satisfied).
“Third Amendment Effective Time” has the meaning given in the Third Amendment.
b.    Amended and Restated Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions, in each case, in their entirety as follows:
“Applicable Margin” means eight percent (8.0%).
“Default Rate” means an interest rate equal to the sum of: (a) the Base Rate; plus (b) (i) prior to the CF Transition Date, 2.0% per annum; and (ii) from and after the CF Transition Date, for the first month following CF Transition Date, 2.0% per annum, and escalating by 50 basis point each month thereafter up to 5.0% per annum.
“Maturity Date” means:

(1) except with respect to the Junior Portion of the Third Amendment First Delayed Draw and the Junior Portion of the Third Amendment Second Delayed Draw:
    (a) prior to the CF Transition Date (or if the CF Transition Date has not occurred prior to May 5, 2026), May 5, 2026, or
    (b) from and after the CF Transition Date (but only if the CF Transition Date occurs prior to May 5, 2026), the later of: (i) the CF Transition Date; or (ii) the earlier of (A) September 30, 2024 or (B) the occurrence of the International Business Disposition; and
(2) with respect to the Junior Portion of the Third Amendment First Delayed Draw and the Junior Portion of the Third Amendment Second Delayed Draw:
    (a) prior to the CF Transition Date (or if the CF Transition Date has not occurred prior to November 5, 2027), November 5, 2027, or
    (b) from and after the CF Transition Date (but only if the CF Transition Date occurs prior to November 5, 2027), the later of: (i) the CF Transition Date; or (ii) the earlier of (A) September 30, 2024 or (B) the occurrence of the International Business Disposition; and
c.    Excess Cash Flow Prepayments. Section 2.03 of the Existing Credit Agreement is hereby amended to add thereto in alphabetical order the following new subsection (f):
    (f)    From and after the CF Transition Date, following the end of each Excess Cash Flow Period, the Loan Parties shall prepay the Term Loans in an aggregate amount equal to 50% of Excess Cash Flow for such Excess Cash Flow Period. Each prepayment pursuant to this paragraph shall be made on or before the date that is ten (10) Business Days after the date on which a calculation of Excess Cash Flow is required to be delivered pursuant to Section 6.01(f) with respect to the fiscal quarter ending on the last day of the applicable Excess Cash Flow Period for which Excess Cash Flow is being calculated.
d.    Financial Statements.

i.    Section 6.01(a) of the Existing Credit Agreement is hereby amended to replace the first parenthetical therein, in its entirety, with: “(or on or before June 30, 2024 in the case of the Fiscal Year ending on December 31, 2023)”.
ii.    Section 6.01(b) of the Existing Credit Agreement is hereby amended to add the following parenthetical immediately following the reference to “the date that is 75 days after the end of each such fiscal quarter” therein: “(or on or before July 31, 2024 in the case of the fiscal quarter ending on March 31, 2024)”.
e.    Excess Cash Flow Reporting. Section 6.01 of the Existing Credit Agreement is hereby amended to add, as clause (f) to the end thereof, the following:
    (f)    Within thirty (30) days following the end of each Excess Cash Flow Period, the Loan Parties shall deliver a detailed report calculating the Excess Cash Flow to be paid for such Excess Cash Flow Period, certified by a Financial Officer of Parent.
f.    Financial Covenants. Section 6.14 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
SECTION 6.14    FINANCIAL COVENANTS.
(a)    Reserved.
(b)    Reserved.
(c)    Reserved.
(d)    Global Liquidity. The Administrative Borrower shall not permit Global Liquidity, as of the last Business Day of each week, commencing with May 19, 2023, to be less than $20,000,000.
g.    Section 6.23 – International Business Disposition. Section 6.23 of the Existing Credit Agreement is hereby amended to add the following paragraph after the end of Section 6.23:
Notwithstanding the foregoing provisions of this Section 6.23 or anything else in the Loan Documents to the contrary, (A) from after the CF Transition Date, the Obligations, including, without limitation, all interest thereon and the Exit Fee, shall mature and be payable by the Loan Parties jointly and severally, immediately upon the International Business Disposition, (B) the International Net Proceeds shall be delivered by the Loan Parties (and the Parent shall cause International Holdings and any other Person in control thereof to so deliver such International Net Proceeds) to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to pay all Obligations in full in cash, without any requirement to deposit any amounts into an Escrow Account, and (C) if the International Net Proceeds are not sufficient to pay all Obligations in full in cash, the Loan Parties shall nevertheless be jointly and severally liable to pay all Obligations in full in cash on the date of the International Business Disposition.
h.    Section 6.25 – Additional Guarantors and Liens and Section 6.26 – Employee Agreements. Section 6.25 is hereby added to the Existing Credit Agreement after existing Section 6.24:
SECTION 6.25 Additional Guarantors and Liens. At the request of the Required Lenders from time to time, in consultation with the Administrative Borrower and taking into account circumstances where the burden or cost of obtaining a security interest will be excessive in view of the benefit to the Lenders afforded thereby as determined by the Administrative Borrower and the Required Lenders in their reasonable judgment, by such date as the Required Lenders determine in their discretion (a) the Parent shall provide, or cause to be provided, to the Required Lenders information and details requested by the Required Lenders as to the value and location of the specific assets and properties of the Parent and its Subsidiaries, and (b) the Parent shall:
(i)    upon and following the CF Transition Date, enter into the Pledge Supplement in substantially the form attached as Exhibit A to the Third Amendment, to be attached to the Pledge Agreement, pursuant to which Parent shall pledge as Collateral all outstanding Equity Interests of International Holdings held by Parent;
(ii)    upon and following the CF Transition Date, cause International Holdings: (a) to become a Guarantor by executing and delivering to Administrative Agent a joinder agreement pursuant to the Joinder Agreement attached in substantially the form attached as Exhibit B to the Third Amendment, (b) to execute and deliver a Due Diligence Certificate in substantially the form attached hereto as Exhibit C to the Third Amendment, (c) to enter into the Pledge Supplement in substantially the form attached as Exhibit D to the Third Amendment, to be attached to the Pledge Agreement, pursuant to which International Holdings shall pledge as Collateral all outstanding Equity Interests of the direct Subsidiaries of International Holdings held by International Holdings; and (d) to execute and deliver each such other document as the Administrative Agent or Required Lenders shall require for the purpose of causing International Holdings to become obligated as a Guarantor and to take such other action (including, without limitation, authorizing the filing of such UCC financing statements and delivering control agreements) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens), or a Lien with such other priority as the Required Lenders may determine in their sole and absolute discretion, in favor of Administrative Agent for the benefit of Administrative Agent and Lenders on all or substantially all assets, both real and personal, in which International Holdings has or may thereafter acquire any interest, as contemplated by the Collateral Documents, (ii) to execute such other Collateral Documents, in form and substance as the Administrative Agent and Required Lenders may determine in their sole and absolute discretion, as may be required or requested by Administrative Agent or Required Lenders in connection with the actions contemplated hereby and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Administrative Agent or Required Lenders shall have required or requested;
(iii)    cause each other Subsidiary of Parent (except to the extent such Subsidiary has already done so), and following the CF Transition Date to the extent that the consent of the holders of the CF Debt Obligations is required: (a) to become a Guarantor by executing and delivering to Administrative Agent a joinder agreement pursuant to the Joinder Agreement attached in substantially the form attached hereto as Exhibit E to the Third Amendment, (b) to execute and deliver a Due Diligence Certificate in substantially the form attached hereto as Exhibit F to the Third Amendment, (c) to enter into the Pledge Supplement in substantially the form attached as Exhibit G to the Third Amendment, to be attached to the Pledge Agreement, pursuant to which International Holdings shall pledge as Collateral all outstanding Equity Interests of the direct Subsidiaries of each such Subsidiary held by each such Subsidiary; and (d) to execute and deliver each such other document as the Administrative Agent or Required Lenders shall require for the purpose of causing such Subsidiary to become obligated as a Guarantor and to take such other action

(including, without limitation, authorizing any filings that are necessary or appropriate) as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens), or a Lien with such other priority as the Required Lenders may determine in their sole and absolute discretion, in favor of Administrative Agent for the benefit of Administrative Agent and Lenders on all or substantially all assets, both real and personal, in which such Subsidiary has or may thereafter acquire any interest, as contemplated by the Collateral Documents, (ii) to execute such other Collateral Documents, in form and substance as the Administrative Agent and Required Lenders may determine in their sole and absolute discretion, as may be required or requested by Administrative Agent or Required Lenders in connection with the actions contemplated hereby and (iii) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Administrative Agent or Required Lenders shall have required or requested.
(iv)    grant, and cause each other direct and indirect Subsidiary of Parent to grant, following the CF Transition Date to the extent that the consent of the holders of the CF Debt Obligations is required, such other assets and property to secure the Obligations, whether or not such class of assets or property would constitute Collateral under the current definition of Collateral, as the Required Lenders may determine in their discretion in consultation with the Administrative Borrower and taking into account circumstances where the burden or cost of obtaining a security interest will be excessive in view of the benefit to the Lenders afforded thereby as determined by the Administrative Borrower and the Required Lenders in their reasonable discretion.
i.    Chief Transformation Officer and Investment Banker. Section 7.26 and 7.27 are hereby added to the Existing Credit Agreement after existing Section 7.25 of the Existing Credit Agreement:
“SECTION 7.26    CHIEF TRANSFORMATION OFFICER AND INVESTMENT BANKER.
The Borrower has retained Terence Cryan as its Chief Transformation Officer (the “Chief Transformation Officer”) in accordance with the terms of the engagement letter (the “CTO

Engagement Letter”) delivered to the Administrative Agent and the Lenders.
The Borrower shall, on or before the Third Amendment Effective Date, retain a suitable investment banker (the “Investment Banker”) in accordance with the terms of a satisfactory engagement letter (the “IB Engagement Letter”) delivered to the Administrative Agent and the Lenders.
The Administrative Borrower and the Investment Banker shall hold a weekly conference call with the Administrative Borrower’s CEO (and/or any designee of such CEO selected by such CEO) and the Lenders to discuss such matters concerning the Borrowers and any other Loan Parties and their respective Subsidiaries, their properties or business, as the Required Lenders may reasonably request.

SECTION 7.27 EMPLOYEE AGREEMENTS. Neither Parent nor its Subsidiaries shall, without the prior written consent of the Required MIP Approving Lenders, enter into any agreements, plans, or programs, or change any existing agreements, plans, or programs (other than, in each case, agreements, plans, and programs providing for ordinary course wags, salaries, and benefits), implementing any incentive or retention compensation, payments, distributions, benefits or other consideration for the benefit of directors, company management or employees.
j.    Events of Default. Section 8.01(b) (Specific Covenants) of the Existing Credit Agreement is hereby amended to add a reference to “Section 6.25” and “Section 10.25” to the list of Sections in clause (i) therein.
k.    Application of Proceeds. Section 8.02(d)(A) (Application of Funds) of the Existing Credit Agreement is hereby stricken and deleted and replaced with the following in lieu thereof:
(A)    first, (i) to the Administrative Agent, to pay all fees, costs, expenses and indemnification payments then due to Administrative Agent under the Loan Documents (excluding any Protective Advances made by Administrative Agent) and (ii) to Brown Rudnick LLP as counsel for the Lenders to pay all amounts then due to Brown Rudnick LLP under the Lender Fee Letter, provided, however, that no payments shall be made under this clause (ii) until all payments then due under clause (i) have been paid in full;

l.    Amendments. Section 10.01 of the Existing Credit Agreement is hereby amended to add the following clause (c) to the end thereof:
(e)    Notwithstanding anything else to the contrary herein, including without limitation Section 10.01(a)(i)(A), the last paragraph of 10.01(a), and Section 10.01(a)(iii)(B), each Lender agrees that if the Required DDTL Approving Lenders elect in their sole and absolute discretion to make the Third Amendment First Delayed Draw as defined under and in accordance with the terms of the Third Amendment, each Lender, whether or not included among such Required DDTL Approving Lenders, shall advance its Percentage Share of the Third Amendment First Delayed Draw.
m.    Inter-Lender Agreements. Article X of the Existing Credit Agreement is hereby amended to add the following Section 10.24 after the end of Section 10.23 of the Existing Credit Agreement:
SECTION 10.24 INTER-LENDER AGREEMENTS
Each Lender party to this Agreement at any time or from time to time, whether as an initial party, by assignment, or by joinder or otherwise, hereby agrees that it shall promptly at the request of the Required Lenders, whether in its capacity as a holder of Term Loan Debt, Convertible Notes Debt, Equity Interests of Parent, or otherwise, or as an Affiliate of a holder of Term Loan Debt, Convertible Notes Debt, Equity Interests of Parent, or otherwise, execute and deliver, and cause to be executed and delivered (to the fullest extent the Lender or its Affiliate in any capacity has the power or authority to do so) any and all applicable waivers, amendments, and agreements necessary or appropriate for the CF Transition Date to occur in all respects or in such limited respects as the Required Lenders may determine in their sole and absolute discretion, and further agrees to execute and deliver, and cause to be executed and delivered (to the fullest extent the Lender or its Affiliate in any capacity has the power or authority to do so):
(a)    Any and all applicable waivers and amendments, necessary or requested by Required Lenders for the consummation of the transactions and distributions contemplated by the Master Equity Agreement, including, without limitation, the issuance of, and distributions to or on account of, the Intermediate Preferred Stock, the New Parent Preferred B Stock, Intermediate Warrants and Invacare Warrants (each as defined in the Master Equity Agreement).

(b)    Waiver/consents of the Agent and Lenders for the Term Loan Debt and the Trustee and majority or all Holders of the Convertible Notes Debt, including:
(i)    To increase the permitted caps on the amount of the so-called “Revolving Loan” under the Intercreditor Agreement;
(ii)    To waive the Affiliate transactions restrictions in the Agreement to the extent they relate to the transactions contemplated by the Third Amendment;
(iii)     To permit an earlier Maturity Date;
(iv)    To increase the standstill periods imposed on the holders of Term Loan and Convertible Debt and their agents and trustees;
(v)    To permit the interest rate to be increased as set forth following the CF Transition Date;
(vi)    To permit International Holdings and subsidiaries designated by the Required Lenders to provide guaranties to secure the repayment of the Facility, subject to subordination of lien and payment and standstills to be determined by the Required Lenders in their sole and absolute discretion;
(vii)    To amend the Intercreditor Agreement to allow for the proceeds of assets, after payment of the Term Loan (but prior to the repayment of the Convertible Notes), to permanently pay down the Obligations (without delay or escrow); and
(viii)    To provide for the exchange of all Convertible Notes held by such Lender and its affiliates for new Convertible Notes to be held by the same Lender (with any remaining Convertible Notes under pre-exchange issuances to be amended to remove covenants to be determined that would otherwise impair rights of Lenders under this Agreement or prohibit the occurrence of the CF Transition Date or the transactions or the application of provisions stated as applying from and after the CF Transition Date.

Each Lender party to this Agreement at any time or from time to time, whether as an initial party, by assignment, or by joinder or otherwise, hereby agrees that it shall promptly at the request of the Required Lenders, whether in its capacity as a holder of Term Loan Debt, Convertible Notes Debt, Equity Interests of Parent, or otherwise, or as an Affiliate of a holder of Term Loan Debt, Convertible Notes Debt, Equity Interests of Parent or otherwise, further agrees that: (a) it shall not take, and it shall cause its Affiliates not to take, any action, whether pursuant to Article 15 of the indenture for the Convertible Notes or otherwise, to exercise any option or election or to require the repurchase or redemption of the Convertible Notes at any time prior to the International Business Disposition; and (b) it shall take, and shall cause its Affiliates to take, all steps necessary or appropriate for the Convertible Notes held by it or any of its Affiliates to be redeemed, repurchased, and cancelled upon the International Business Disposition, unless the net proceeds thereof which are offered to be made available to the holders of Convertible Notes are insufficient to pay the Convertible Notes in full.
n.    Purchase Price Allocation; Tax Treatment. Article X of the Existing Credit Agreement is hereby amended to add the following Section 10.25 after the end of Section 10.24 of the Credit Agreement:
SECTION 10.25 Purchase Price Allocation; Tax Treatment. Each Lender and each Loan Party agree that (i) the Second Amendment Advance and the common stock of Parent issued to certain of the First Amendment Lenders pursuant to the Subscription Agreements shall be treated as an “investment unit” as that term is defined in Section 1273(c)(2) of the Code, and the aggregate fair market value allocable to the common stock shall be determined in the reasonable discretion of the First Amendment Lenders.  Each First Amendment Lender to whom such common stock was issued and each Loan Party shall report and cause each of its Affiliates to report the transaction contemplated by this Agreement (including any original issue discount calculations) in a manner consistent with this Section 10.25 for all tax purposes and none of them shall take any position or permit any of its Affiliates to take any position (whether in audits, tax returns or otherwise) that is inconsistent with this Section 10.25 unless required to do so by applicable law.
4.    Representations and Warranties; Loan Document. Each of the Borrowers, each of the Guarantors and each other Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof the representations and warranties of the

Borrowers, the Guarantors or such other Loan Party set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect is true and correct in all respects) on and as of such date, with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided, however, that (1) to the extent, but only to the extent, of the Junior Portion of the Third Amendment First Delayed Draw and the Junior Portion of the Third Amendment Second Delayed Draw, such Junior Portion of the Third Amendment First Delayed Draw and the Junior Portion of the Third Amendment Second Delayed Draw shall be Revolving Credit Excess Principal Obligations as defined in the Intercreditor Agreement and the remainder of the Obligations shall constitute Revolving Priority Obligations as defined in the Intercreditor Agreement; and (2) to the extent, but only to the extent, required to avoid a Default under the Term Loan Documents and the Convertible Notes Documents, and only until the CF Transition Date, the Obligations under the Junior Portion of the Third Amendment Second Delayed Draw shall not be secured by the Collateral, provided that for the avoidance of doubt all other Obligations shall be secured by the Collateral.
5.    Conditions. The effectiveness of this Amendment on the date at the time hereof (the “Third Amendment Effective Time”) is subject to the satisfaction of each of the following conditions precedent:
a.    The Lenders and the Administrative Agent shall have received (each in form and substance satisfactory to the Required Lenders):
(i)    counterparts of this Amendment duly executed and delivered by the Borrowers, the Guarantors, the Lenders and the Administrative Agent;
(ii)     the fully-executed Master Equity Agreement dated as of even date herewith,     together will all other agreements, documents, and instruments sufficient to evidence the satisfaction of all conditions precedent to the effectiveness of such Master Equity Agreement;
(iii)    the Parent Certificate of Designations shall have been amended in a manner acceptable to the Required Lenders;
(iv)    such documents and certifications as the Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation;
(v)    such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as any Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party; and
(vi)    the initial Budget for the month of April 2024, which Required Lenders shall have approved and shall be the Approved Budget for April 2024, together with a tentative budget for the 13-week period following the Third Amendment Effective Time;
b.    At the time of Third Amendment Effective Time and immediately after giving effect to this Amendment, there shall have been declared no Event of Default under the Term Debt or the Convertible Notes Debt;
c.    At the time of Third Amendment Effective Time and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;
d.    The representations and warranties of each Loan Party set forth in Section 4 above are true and correct on and as of the date hereof; and
e.    The Agent and Lenders and their counsel shall have received all fees, costs and expenses (including, without limitation, legal fees and expenses) required to be paid on the date of this Amendment pursuant to this Amendment and the Lender Fee Letter.
6.    Form 8-K. The Borrower shall use reasonable efforts to, prior to 5:30 PM (New York City time) on April 10, 2024, make a filing on Form 8-K with the U.S. Securities and Exchange Commission announcing the execution of this Amendment and material terms and conditions of the transactions contemplated hereby, any such filing on Form 8-K to be in form and substance satisfactory to the Required Lenders.
7.    Fees and Expenses. The Loan Parties shall jointly and severally pay or reimburse the Lenders and the Agent, or pay directly, for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the Finance Documents, the Lenders’ and the Agent’s due diligence and other underwriting activities related to this Amendment, including, without limitation, all reasonable and documented fees and expenses of the Lenders’ counsel and the Agent’s counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the related documents, and all of such counsels’ other services rendered on behalf of the Lenders and the Agent; provided (i) that the obligation to pay or reimburse Brown Rudnick LLP (counsel to the Lenders) shall be subject to the terms of the Lender Fee Letter and shall constitute Obligations, (ii) Brown Rudnick LLP is an intended third party beneficiary of the provisions in this Third Amendment and the Loan Documents addressing the Lender Fee Letter, and (iii) no amendment, modification, consent, or waiver in respect of such provisions will be effective without the express written consent of Brown Rudnick LLP.

8.    Continuing Effect; No Other Amendments or Modifications; Reaffirmation. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a waiver of, consent to a departure from, or an amendment or other modification of, or an indication of the Administrative Agent’s or the Lenders’ willingness to waive, consent to a departure from, amend or modify, any other provisions of the Credit Agreement or any of the other Loan Documents. Each of the Borrowers and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, except as expressly set forth in this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party are reaffirmed, and remain in full force and effect. Except as expressly provided herein, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.
9.    Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.
10.    Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page of this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.
11.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.17 (GOVERNING LAW; JURISDICTION; ETC.) AND 10.18 (WAIVER OF RIGHT TO TRIAL BY JURY) OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.
12.    Authorization. The Lenders signatory hereto (which collectively constitute all of the Lenders) authorize and direct the Administrative Agent and the Collateral Agent to execute and deliver (a) this Amendment, and (b) any other agreements or documents required in connection herewith.
13.    Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified under this Amendment, (a) the Borrowers and each other Loan Party hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. The Borrowers and each other Loan Party (i) represents that it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Existing Principal Obligations, (ii) reaffirms the giving of guarantees (other than with respect to the Borrowers) previously given and the granting of all Liens previously granted pursuant to the Loan Documents to secure all Obligations, and (iii) reaffirms the validity and enforceability of any appointment of the Collateral Agent as proxy or attorney-in-fact under the Loan Documents, and the Borrowers and each other Loan Party reappoints the Collateral Agent as its proxy and attorney-in-fact in accordance with the terms of the Loan Documents, as applicable, which appointment is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of the Loan Documents, as applicable. All financing statements, including without limitation all financing statements filed pursuant to the Existing Credit Agreement in favor of the Collateral Agent, filed before the date of this Agreement to perfect the Security Interest in the Collateral were authorized by the Borrowers and each other Loan Party and are hereby ratified.
14.    Loan Document. Notwithstanding anything to the contrary in any Loan Document, this Amendment shall constitute a “Loan Document,” as defined in the Credit Agreement.
15.    Additional Waiver. In addition to the waiver provided in Section 13 of the Second Amendment, the Administrative Agent, the Collateral Agent and the Lenders hereby waive (a) any Default or Event of Default under Section 8.01(b) of the Credit Agreement resulting from a breach of Section 6.01(b) of the Credit Agreement as a result of the Administrative Borrower not delivering financial statements for the fiscal quarter ended September 30, 2023 within the time period required thereunder and (b) any Default or Event of Default that may result from the failure to deliver timely notice of any such Default or Event of Default under Section 8.01(b) (the “Specified Defaults”). The foregoing waiver of the Specified Defaults shall not constitute a modification or alteration of the terms, conditions, or covenants of the Credit Agreement or any other Loan Document, a waiver of, or consent to, any breach of, or any Event of Default (other than the Specified Defaults) under the Credit Agreement or any other Loan Document, or a waiver of the provisions of Section 8.01(b) or 6.01(b) for any other period, or, except with respect to the Specified Defaults, a waiver, release or limitation upon the exercise by Agents or any Lender of any of their respective rights, legal or equitable, under the Credit Agreement, the other Loan Documents or applicable law, all of which are hereby reserved. Nothing herein or in the Credit Agreement shall be construed to constitute a waiver of any other Defaults or Events of Default, even if the Lender Parties are aware thereof, and each of the parties party hereto acknowledge that any such other Defaults and Events of Default shall be continuing after giving effect to this Amendment until expressly waived in writing by the Lenders who collectively constitute the Required Lenders.
16.    Release. The Borrowers and each other Loan Party, and their respective successors and assigns, hereby remises, releases and forever discharges each Agent, each Lender, and their respective present and former officers, directors, stockholders, employees, agents, attorneys, successors and assigns (collectively, the “Released Parties”) from any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages and costs now existing, heretofore existing or which may heretofore accrue against any of the Released Parties and arising from or otherwise relating to the Existing Credit Agreement, the Credit Agreement, the other Loan Documents or any transaction contemplated thereby, the administration of the Loans and other financial accommodations made thereunder, the collateral security given in connection therewith, or any related discussions or negotiations, in each case whether known or unknown, suspected or unsuspected, but excluding any continuing express obligations set forth in the Existing Credit Agreement, the Credit Agreement or any other Loan Document. The Borrowers and each other Loan Party waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Without limiting the foregoing, the Borrowers and each other Loan Party waives the provisions of California Civil Code Section 1542, which provides as follows:
A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Each Borrower and each other Loan Party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that it has executed this Amendment after receiving the advice of such independent legal counsel.
Each Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
Each Borrower and each other Loan Party and their respective successors and assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Agent, each Lender and each of the other Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Agent, any Lender or any other Released Party on the basis of any claim released, remised and discharged by the Borrowers or such Loan Party pursuant to this Section 15. If the Borrowers or any other Loan Party, or their respective successors or assigns, violates the foregoing covenant, the Borrowers and each other Loan Party, including on behalf of their respective successors and assigns, jointly and severally agrees to pay, in addition to such other damages as any Agent, any Lender or any other Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any such Agent, any such Lender or any such other Released Party.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
BORROWERS:

INVACARE CORPORATION

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Senior Vice President and Chief Financial Officer

FREEDOM DESIGNS, INC.,

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

MEDBLOC, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

INVACARE CANADA L.P.

By    Invacare Canada General Partner Inc. its general partner

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:     Treasurer

MOTION CONCEPTS L.P.

By    Carroll Healthcare Inc. its general partner

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:     Vice President

PERPETUAL MOTION ENTERPRISES LIMITED

By: /s/ Anthony C. LaPlaca
Name:    LaPlaca, Anthony C.
Title:    Secretary

GUARANTORS:

CARROLL HEALTHCARE GENERAL PARTNER, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

CARROLL HEALTHCARE INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Vice President

INVACARE CANADA GENERAL PARTNER INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Treasurer

INVAMEX HOLDINGS LLC, successor-in-interest to INVAMEX HOLDINGS INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

INVACARE HOLDINGS CORPORATION, and

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    Senior Vice President and Chief Financial Officer

ADAPTIVE SWITCH LABORATORIES, INC.

By: /s/ Kai Zhu
Name:    Zhu, Kai
Title:    President

INTERNATIONAL HOLDINGS

INVACARE INTERNATIONAL HOLDINGS CORP.

By: /s/ Kai Zhu
Name: Zhu, Kai
Title:    Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

WHITE OAK COMMERCIAL FINANCE, LLC,
a Delaware limited liability company

By: /s/ Thomas K. Otte
Name:    Thomas K. Otte
Title:    Chairman

COLLATERAL AGENT:

WHITE OAK COMMERCIAL FINANCE, LLC,
a Delaware limited liability company

By: /s/ Thomas K. Otte
Name:    Thomas K. Otte
Title:    Chairman

LENDER:

MIDTOWN ACQUISITIONS L.P.
By: Midtown Acquisitions GP LLC, its general partner

By: /s/ Conor Bastable
Name: Conor Bastable
Title: Manager

LENDER:

DG VALUE PARTNERS, LP
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

    LENDER:

DG VALUE PARTNERS II MASTER FUND, LP
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

YAKAR ALTERNATIVES CLAT, LLC
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

YAKAR ALTERNATIVES LLC
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

PPG HEDGE FUND HOLDINGS LLC
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

MACYRC LLC
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

2016 ALAN SHAMAH DISCRETIONARY TRUST
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

THE SAM AND HELENE WIEDER FAMILY TRUST
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

TITAN EQUITY GROUP LLC
By: DG Capital Management, LLC, its investment manager

By: /s/ Dov Gertzulin
Name: Dov Gertzulin
Title: Managing Member

LENDER:

TENOR OPPORTUNITY MASTER FUND, LTD.
By: /s/ Daniel Kochav
Name: Daniel Kochav
Title: Director

    LENDER:

SILVERBACK OPPORTUNISTIC CREDIT MASTER FUND LIMITED
By: /s/ Laura Kleber
Name: Laura Kleber
Title: CCO, Silverback Asset Management, LLC     Investment Manager

    LENDER:

BLACKWELL PARTNERS LLC-SERIES B
By: /s/ Laura Kleber
Name: Laura Kleber
Title: CCO, Silverback Asset Management, LLC     Investment Manager

LENDER:

SILVERBACK CONVERTIBLE MASTER FUND LIMITED
By: /s/ Laura Kleber
Name: Laura Kleber
Title: CCO, Silverback Asset Management, LLC     Investment Manager

LENDER:

KASAD 2, LP
By: /s/ Laura Kleber
Name: Laura Kleber
Title: CCO, Silverback Asset Management, LLC     Investment Manager

LENDER:

PM MANAGER FUND, SPC-SEGREGATED PORTFOLIO 33
By: PAAMCO Prisma, its Advisor
By: /s/ Vincent Cuticello
Name: Vincent Cuticello
Title: Chief Operating Officer

LENDER:

ENDURANT HEALTH MASTER FUND LP
By: Endurant Capital Management LP, its Investment Manager

By: /s/ Chris Ronan
Name: Chris Ronan
Title: COO/CFO

    LENDER:

ONE OAK MULTI-STRATEGY MASTER FUND, LTD.
By: Endurant Capital Management LP, its Sub-Advisor

By: /s/ Chris Ronan
Name: Chris Ronan
Title: COO/CFO